  As filed with the Securities and Exchange Commission on June ____, 1995



                          Registration No.  33-90836
           _______________________________________________________



                        Pre-Effective Amendment No. 1



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                  FORM S-3
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933

                           THE CARE GROUP, INC.
        (Exact name of registrant as specified in its charter)

             Delaware                                      11-2962027
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                    1 Hollow Lane, Lake Success, New York  11042
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Ann T. Mittasch
                            President and Chairman
                             THE CARE GROUP, INC.
                                1 Hollow Lane
                        Lake Success, New York  11042
                               (516) 869-8383
           _______________________________________________________

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to

                           Michael Harvey, Esq.
                 Kaufman Goldstein Gartner & Taub, P.C.
                            342 Madison Avenue
                       New York, New York  10173

  Approximate date of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box                       [X]










                            CALCULATION OF REGISTRATION FEE



Title of                        Proposed            Proposed
Securities        Amount         Maximum             Maximum         Amount of
to be              to be        Offering           Aggregate            Regis-
Registered    Registered       Price Per            Offering           tration
(1)                  (1)           Share               Price               Fee
______________________________________________________________________________

Common Stock,     981,206       $3.75(2)     $3,679,522.50(2)     $1,268.80(2)
par value         shares
$.001 per share, issuable upon exercise of warrants


    (1) The registration fee in this Pre-Effective Amendment No. 1 covers shares to be sold by a selling stockholder.

    (2) Computed solely for the purpose of calculating the registration fee pursuant to paragraph (c) of Rule 457 under the Securities Act of 1933, as amended. The registration fee is being calculated upon the basis of the average of the high and low prices of the Common Stock of The Care Group, Inc. reported in the consolidated system on June 22, 1995.




  Pursuant to Rule 429(b) the Prospectus constituting a part of this Registration Statement also relates to the Registration Statement on Form S-1 (Registration No. 33- 42528) previously filed by the Registrant with the Securities and Exchange Commission with respect to 155,000 Underwriters' Warrants and 155,000 shares of Common Stock issuable upon exercise of such Underwriters' Warrants. The number of shares of Common Stock issuable upon exercise of the Underwriters' Warrants has been adjusted to 190,439 shares of Common Stock, and all such shares of Common Stock are deemed registered pursuant to Rule 416(a).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                              THE CARE GROUP, INC.
                             CROSS REFERENCE SHEET
               BETWEEN ITEMS OF FORM S-3 AND REGISTRATION STATEMENT
                                AND PROSPECTUS


                                             PROSPECTUS OR
          S-3 ITEM                           REGISTRATION CAPTION

Item 1.   Forepart of the Registration       Facing Page of Registration
          Statement and Outside Front        Statement; Cross Reference
          Cover Page of Prospectus           Sheet; Outside Front
                                             Cover Page of Resale
                                             Prospectus

Item 2.   Inside Front and Outside           Inside front and outside back
          Back Cover Pages of                cover pages of prospectus;
          Prospectus                         Available Information;
                                             Table of Contents

Item 3.   Summary Information, Risk          Summary Information;
          Factors and Ratio of Earnings      Investment Considerations
          to Fixed Charges

Item 4.   Use of Proceeds                    No Proceeds to the Company

Item 5.   Determination of Offering          "Material Changes"
          Price

Item 6.   Dilution                           Not applicable

Item 7.   Selling Security Holders           Selling Stockholders

Item 8.   Plan of Distribution               Plan of Distribution

Item 9.   Description of Securities          Not applicable
          to be Registered

Item 10.  Interests of Named Experts         Legal Matters and Experts
          and Counsel

Item 11.  Material Changes                   Material Changes

Item 12.  Incorporation of Certain           Incorporation of Certain
          Information by Reference           Information by Reference

Item 13.  Disclosure of Commission           Indemnification
          Position or Indemnification
          for Securities Act Liabilities

Item 14.  Other Expenses of Issuance         Other Expenses of Issuance
          and Distribution                   and Distribution

                                             PROSPECTUS OR
          S-3 ITEM                           REGISTRATION CAPTION
          <cont'd)                            <cont'd)
Item 15.  Indemnification of Directors       Indemnification of Directors
          and Officers                       and Officers

Item 16.  Exhibits                           Exhibits

Item 17.  Undertakings                       Undertakings

                                  PROSPECTUS



                     1,231,645 SHARES OF COMMON STOCK


                             THE CARE GROUP, INC.


  This Prospectus relates to the offering of 981,206 shares of Common
Stock by a selling stockholder. This Prospectus also relates to the offering of 250,438 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, issuable upon the exercise of (i) Underwriters' Warrants exercisable for the purchase of 190,439 shares of Common Stock ("Underwriters Warrants") and (ii) other warrants granted to a consultant exercisable for the purchase of 60,000 shares of Common Stock ("Consulting Warrants" and collectively, the "Warrants"). This Prospectus does not relate to the subsequent resale of the Warrants.


   All shares of Common Stock covered by this prospectus are to be sold on a best efforts basis by the selling stockholder and the holders of the Warrants (such selling stockholder and warrant holders hereinafter collectively referred to as the "Selling Stockholders").

   It is anticipated that the Selling Stockholders will sell their securities offered hereby at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

   The Company will receive proceeds upon exercise of the Warrants but will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Company will bear all expenses in connection with the registration of the securities being offered hereby.


   The Common Stock is traded on the National Market System of NASDAQ under the symbol "CARE". On June 22, 1995 the closing bid price for the Common Stock was $3.69.


______________________________________________________________________________


     PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "INVESTMENT CONSIDERATIONS".

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS
     NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSIONS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

______________________________________________________________________________







                             Underwriting                             Proceeds
             Price to           Discounts        Proceeds to        to Selling
Per Share   Public (1)    and Commissions      Issuer (2)(3)      Stockholders

Per Share      $3.75                None       $4.68 with        $3,679,522.50
                                               respect to      with respect to
                                           190,439 shares   981,206 shares (4)
                                           and $5.75 with
Total    $4,618,665                None        respect to
                                            60,000 shares
                                            $1,236,249.84
                                        (1,231,644 shares)   $3,679,522.50 (4)

(1) Estimated price to the public based on the average of the high and low prices of the Common Stock of the Care Group, Inc. reported in the consolidation reporting system on June 22, 1995.

(2) The Company will receive total proceeds of $1,236,249.84 upon exercise of the Warrants. The exercise price of each Underwriter Warrant is $4.68 and the exercise price of each Consulting Warrant is $5.75.

(3) All expenses of this offering, estimated to be $7,000, will be paid by the Company.

(4)  Does not include brokerage commissions to be paid by the Selling
Stockholders.

______________________________________________________________________________

The date of this Prospectus is June        , 1995

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                          AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 of which this Prospectus is a part, together with all amendments, schedules and exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at prescribed rates at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional office of the Commission: 7 World Trade Center, 14th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549.

                                         * * *

  No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities to which it relates nor does it constitute an offer to sell or a solicitation of an offer to buy any securities by or an offer to any person in any jurisdiction in which such an offer or solicitation is unauthorized.

Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

  The Company will furnish annual reports to its stockholders which will include audited financial statements that have been examined and reported upon, with an opinion expressed by an independent certified public accountant. The Company will also furnish such other reports (none of which will include audited financial statements) to its stockholders as the Company in its sole discretion deems appropriate.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on written or oral request of such person, a copy of any or all information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to The Care Group, Inc., 1 Hollow Lane, Lake Success, New York 11042 (telephone: 516-869-8383).


                              __________________________

                                    TABLE OF CONTENTS



      ITEM                                                                PAGE

Available Information                                                        1

Summary Information                                                          5

Investment Considerations                                                   10

Proceeds to the Company                                                     12

Selling Stockholders                                                        12

Plan of Distribution                                                        15

Incorporation of Certain Information by Reference                           16

Transfer Agent                                                              16

Legal Matters                                                               16

Material Changes                                                            16

Indemnification                                                             17

                                SUMMARY INFORMATION

General Development of the Company:

  The Care Group, Inc., a Delaware corporation, and its wholly owned subsidiaries (collectively, the "Company") provide homecare and alternative site care to specific patient populations through the Company's fully integrated nursing and pharmaceutical programs. The Company's business is primarily the care and treatment of patients with the Human Immunodeficiency Virus ("HIV") and Acquired Immune Deficiency Syndrome ("AIDS"). The Company also treats and cares for terminally ill and medically fragile infants and children. The Company also sells and leases durable medical equipment ("DME") and provides diagnostic sleep studies through a recently acquired subsidiary.

  Over the past decade the scope of care provided by the Company has been expanded and at present offers a wide range of nursing and pharmaceutical services from nursing para-professionals to registered nurses with advanced certification(s) and from oral medications to infusion therapies. The Company's mix of business is approximately 37% nursing, 56% pharmaceuticals and 7% DME. Currently the Company provides its services in Atlanta, GA; Austin, TX; Dallas, TX; Houston, TX; Long Island, NY; Los Angeles, CA; and New York City, NY. Each branch has a clinical pharmacy adjacent to the Company's nursing office combining the nursing and pharmaceutical disciplines, enabling the Company to provide state-of-the-art case management. The Company's subsidiary that conducts the DME business is located in Fort Washington, Pennsylvania. The Company operates through its subsidiaries.

  The executive offices of the Company are located at 1 Hollow Lane, Lake Success, New York 11042, and its telephone number is (516) 869-8383.

Description of Business:

Home Healthcare Services

  Treating a patient at home can include para-professional nursing care, nursing care, intermittent nursing visits, physical or occupational therapist visits, social worker consultations, administration of pharmaceutical therapies and durable medical equipment and devices. Plans of treatment establish the needs of a specific patient. Home healthcare begins with a physician's orders for nursing and/or pharmaceutical regimens and/or ancillary services. These orders are implemented by the Company's clinical nursing and/or clinical pharmacy team which works closely with the physician to monitor the patient's progress. The on-going collaboration among physician, nurses, therapists and pharmacists enables the patient to stay at home. The significant increases in the costs of hospitalization have increased the acceptance of homecare by insurance companies over the past decade. The nature of the illnesses in which the Company specializes are among the most expensive patient populations to the insurance companies, and the Company believes that as a result its services provide a cost effective alternative.

How The Company Delivers Care

  The Company operates several offices (branches) in different states, namely New York, Georgia, Texas and California. The Company has developed clinical nursing and pharmaceutical policies and procedures that ensure that each branch operates under the same clinical standards that have been established by the Company. These policies and procedures begin with the intake process and are followed through every phase of the patients' care process including discharge procedures. The continual interaction among the patient's physician and the Company's clinical staff monitor the progress of the patient and modify the patient's regimen according to the patient's specific needs. For example, a patient who has been having 24 hour care may have progressed and only require intermittent nursing visits. Conversely the opposite situation may occur. Many of the Company's HIV and other patients require constant attention to nursing notes, results of blood tests and other diagnostic tools that aid in providing the patient with the highest quality of care. Each branch has clinical and support personnel on call 24-hours-a-day, 365-days per year.

  An integral part of the Company's clinical policies and procedures is the Company's Quality Assurance/Continuous Quality Improvement program which is reviewed quarterly by a Professional Board. The Professional Board is comprised of both employees and outside professionals including physicians, dietitians, social workers, consumers and nurses. Additionally, a Corporate Quality Assurance/Continuous Quality Improvement Advisory Board has been established to monitor the branches.

JCAHO Accreditation

  All of the Company's current branches are accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO).
Accreditation by JCAHO has become a prerequisite for contracts from many insurance companies, health maintenance organizations (HMO's) and preferred provider organizations (PPO's).

Pharmaceutical Services/Home Infusion Therapies

  Home infusion is an industry that began in the early 1980s with advances in equipment that delivers intravenous therapies including antibiotics, total parental nutrition therapy, chemotherapy and other pharmaceutical therapies. Previously, patients who required intravenous therapies were hospitalized for the duration of the treatment. The Company began its home infusion operations in 1991 with the acquisition of CareLine in Dallas, TX. Clinical pharmacies are now adjacent to nursing offices in all branches.

  The Company has also begun offering oral medications. This product category enables the Company to begin a relationship with the patient at an earlier point in time and continues to build upon the Company's expanded scope of care philosophy for referral sources.

Alternative Site Care

  Alternative site care refers to care in locations other than the hospital. Alternative sites include the home, treatment rooms/infusion suites in physicians' offices, nursing homes, subacute care centers and other non-hospital settings. During 1993, the Company began to provide its infusion services to skilled nursing facilities/geriatric nursing homes. In an effort to provide more comprehensive patient care and to capture additional revenues, skilled nursing facilities have begun to provide infusion therapies on-site by utilizing homecare companies. These referral sources prompted the development of the Company's new clinical program, ChroniCare, which addresses the wide array of chronic illnesses that afflict the geriatric patient. Although this represented a minimal percentage of the Company's business during 1994, management believes that with the aging population and increased life span, the Company's ChroniCare program will continue to develop.

Durable Medical Equipment

  In May, 1994, the Company acquired Advanced Care Associates, Inc. and affiliates (collectively "Advanced Care"), which sell and lease specialized medical and health care equipment based on a national sales network developed by Advanced Care. Advanced Care also provides diagnostic sleep study services.

Mail Order Prescriptions

  In January, 1995, the Company began operations of a newly developed, wholly owned subsidiary called Mail Order Meds, Inc. ("MOM"). MOM specializes in the mail order distribution of HIV/AIDS pharmaceuticals, nutrition supplements, vitamins, herbals, educational books, books on a tape and videos.

Reimbursement For Services

  Over 95% of the Company's revenues are received from third-party payors (insurance companies or government agencies) with payment from the patient comprising the balance. In order to assure payment, the Company's reimbursement specialists verify the patient's insurance coverage as part of the patient intake system. At present, it is common for prices to be negotiated during the verification process for the services to be rendered. The Company's reimbursement specialists continue to monitor the patient's insurance coverage until discharge. Due to the catastrophic nature of the illnesses of the Company's patient population, the Company's reimbursement specialists continually monitor the lifetime limits, the availability of special state programs and other reimbursement related issues. In an effort by payors to control costs, verification and negotiation are becoming standard procedures on an industry wide basis.

The Offering



Total Number of shares of Common Stock
included in this offering                             1,231,645 shares
  The total number of shares of Common
  Stock in this offering consists of:

       Common Stock issuable upon
       exercise of the Warrants                         250,439 shares

       Additional Number of
       Shares of Common
       Stock to be Sold by
       the Selling Stockholder                          981,206 shares

Common Stock outstanding prior
  to the offering                                     8,443,065 shares

Common Stock to be outstanding
  after the offering                                  9,674,710 shares

NASDAQ/NMS Symbol                                      CARE

INVESTMENT CONSIDERATIONS


  In evaluating the Company and this offering, prospective investors should carefully consider all of the information contained in this Prospectus and incorporated by reference, including the following factors:

  Government Regulations and Litigation. The Company's current operations are subject to licensing and other federal and state regulations. The Company believes that it is in substantial compliance with all required certificates and licenses, which are subject to periodic review and renewal. The Company's loss of certain licenses may adversely affect the Company.

  On September 30, 1994, a recently acquired subsidiary of the Company (Advanced Care Associates, Inc.) and the subsidiary's prior owners were served with a civil lawsuit by the U.S. Department of Justice alleging improper Medicare billing and reimbursement practices during periods prior to the Company's acquisition of the subsidiary. While management believes that the outcome of this matter will not have a material adverse impact on the Company, there can be no assurance that the Company will not be materially adversely affected.

  Competition. The home health care and infusion businesses are highly competitive. Some of the Company's competitors are national service providers, but most are regional or local in scope. Many of the Company's competitors and potential competitors are larger in size and possess significantly greater financial resources than the Company.

  Reimbursement by Third-Party Payors. The Company is primarily reimbursed for its services by insurance companies or other third-party payors. The Company typically receives payment between 90 and 120 days after rendering an invoice, although such period can be longer. The size and nature of claims related to services provided by the Company result in a large number of such claims being reviewed by third-party payors prior to payment. Accordingly, the Company's cash flow may at times be insufficient to meet its accounts payable. The Company has been required to borrow funds to meet its ongoing obligations and may be required to do so in the future.

  Insurance. The Company is subject to potential liability and therefore carries various insurance policies, including policies insuring against certain negligent acts. There can be no assurance that the Company's insurance policies will adequately meet its potential liabilities. Nor can it be assured that the Company will continue to qualify for, obtain or afford insurance coverage. See "BUSINESS -- Insurance."



  Shares Eligible for Future Sale and Registration Rights; Underwriter's Warrants and Redeemable Public Investor Warrants. As of June 1, 1995, the Company had 8,445,065 shares of Common Stock outstanding. Of these shares, approximately 5,494,000 have been registered or are otherwise tradable under the 1933 Act. The Company has also granted various registration rights in connection with certain acquisitions. The remaining shares of outstanding Common Stock are restricted from current public sale under Rule 144 promulgated under the 1933 Act. Ann T. Mittasch, Gilda Schechter and Randolph
J. Mittasch, three officers and directors of the Company, have agreed to sell no more than 350,000 of their shares of Common Stock until December 16, 1995.

  As of June 22, 1995, there were also outstanding (i) the Warrants exercisable to purchase 250,438 shares of Common Stock that are covered by this Prospectus and (ii) 418,250 options granted pursuant to the Company's stock option plans (each option exercisable to purchase one share of Common Stock at an average exercise price of approximately $4.28).



  The possibility of future sales by existing stockholders under Rule 144, or through the exercise of outstanding "piggyback" or demand registration rights may have a depressive effect on the market price of the Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital. In addition, the exercise of the aforementioned warrants and options by the holders thereof could result in a dilution of the then book value of the Company's Common Stock. The aforementioned warrants and options are likely to be exercised at a time when the Company would be able to obtain additional capital on terms more favorable than those provided by such warrants.



  Security Interest in Assets; Restrictions in Credit Facility. As of
June 22, 1995, the Company was obligated to Chase Manhattan Bank, N.A. ("Chase") for a principal amount of $6,750,000 in the form of a three year revolving line of credit (the "Credit Facility") under which the Company at any time can borrow up to 70% of its eligible receivables, not to exceed $7,500,000. In connection with Credit Facility, the Company pledged all of its assets and all of its subsidiaries to Chase. If the Company were to default with respect to any of its obligations under the Credit Facility, Chase could foreclose on such pledged assets, which could adversely affect the Company. The Credit Facility also places certain restrictions or limitations on the Company's ability to incur indebtedness, dispose of significant assets and other matters.


  No Dividends. The Company has not paid any dividends since inception and does not anticipate the payment of dividends in the foreseeable future.

                            PROCEEDS TO THE COMPANY

  The Company will receive net proceeds equal to $1,236,253.60 from the exercise of the Warrants. The Company intends to use the net proceeds for working capital.

                           SELLING STOCKHOLDERS

  The following table sets forth the number of shares of the Company's
Common Stock beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) as of March 30, 1995 and as adjusted to reflect the sale of shares offered hereby by the Selling Stockholders. The table also includes all other persons who may be deemed to beneficially own the shares of Common Stock to be sold by the Selling Stockholders.

  Except as otherwise provided herein, neither the Selling Stockholders nor any of their affiliates have maintained any position, office or other material relationship within the past three years with the Company or any of the Company's predecessors or affiliates.



                                [Table on next page]




                                                    Shares Owned
                                                  Beneficially Prior
                                                     to Offering
                Name and             Amount and        Percent          Number
                Address              Nature of         of               Shares
Title of        of Bene-             Beneficial        Class            Being
Class           ficial Owner         Ownership         Ownership        Sold
Common Stock    C.G. Holdings of     981,206           11.29           981,206
par value       New York, Inc. (2)
$.001           1979 Marcus Avenue
per share       Lake Success, NY 11042

Common Stock    Jordan Belfort
par value       (1)(2)              981,206           11.29            981,206
$.001           5 Pin Oak Drive
per share       Old Brookville, NY 11545

Common Stock    Daniel Porush       981,206           11.29            981,206
par value       (1)(2)
$.001           1979 Marcus Avenue
per share       Lake Success, NY  11042

Common Stock    Board of Directors   981,206          11.29            981,206
par value       (2)
$.001           of The Care Group, Inc.
 per share      One Hollow Lane
                Lake Success, NY  11042

Common Stock,   One Hundred Pearl, Ltd. 38,849 (5)     *                38,849
par value       (3)
$.001 per share

Common Stock,   Albert Barbara(3)    37,326(5)         *                37,326
par value
$.001 per share

Common Stock,   Cohig & Associates,   31,146(5)        *                31,146
par value        Inc.(3)
$.001 per share

Common Stock,   Eugene McColley(3)     8,846(5)        *                8,846
par value
$.001 per share

Common Stock,   Steven Bathgate(3)     7,422(5)        *                7,422
par value
$.001 per share

Common Stock,   Steven Hinkle(3)       5,713(5)        *                5,713
par value
$.001 per share










                                                 Shares Owned
                                              Beneficially After
                                                 the Offering
                   Name and                Number                   Percentage
Title of           Address of              of                       of Total
Class              Beneficial Owner        Shares                   Shares

Common Stock       C.G. Holdings of  (2)    - 0 -                    0%
par value          New York, Inc.
$.001 per share    1979 Marcus Avenue
                   Lake Success, NY  11042

Common Stock       Jordan Belfort  (1)(2)   - 0 -                    0%
par value          5 Pin Oak Drive
$.001 per share    Old Brookville, NY  11545

Common Stock       Daniel Porush (1)(2)     - 0 -                    0%
par value          1979 Marcus Avenue
$.001 per share    Lake Success, NY  11042

Common Stock       Board of Directors (2)   - 0 -                    0%
par value          of The Care Group, Inc.
$.001 per share    One Hollow Lane
                   Lake Success, NY  11042

Common Stock,      One Hundred Pearl,       - 0 -                    0%
par value           Ltd.(3)
$.001 per share

Common Stock,     Albert Barbara(3)         - 0 -                    0%
par value
$.001 per share

Common Stock,     Cohig & Associates,       - 0 -                    0%
par value         Inc.(3)
$.001 per share

Common Stock,      Eugene McColley(3)       - 0-                     0%
par value
$.001 per share

Common Stock,     Steven Bathgate(3)        - 0 -                    0%
par value
$.001 per share

Common Stock,     Steven Hinkle(3)          - 0 -                    0%
par value
$.001 per share



                                            -13-











                                                    Shares Owned
                                                  Beneficially Prior
                                                     to Offering
                Name and             Amount and        Percent          Number
                Address              Nature of         of               Shares
Title of        of Bene-             Beneficial        Class            Being
Class           ficial Owner         Ownership         Ownership        Sold
(Cont'd)

Common Stock,   Edward Larkin(3)     3,428(5)           *               3,428
par value
$.001 per share

Common Stock,   Rike Wooten(3)        577(5)            *                 577
par value
$.001 per share


Common Stock,   Barclay Investments,  57,132(5)         *              57,132
par value        Inc.(3)
$.001 per share

Common Stock,   Greenbridge Management 22,500(5)        *              22,500
par value        Corp(4)
$.001 per share

Common Stock,   John Margiotta(4)      11,000(5)        *              11,000
par value
$.001 per share

Common Stock,   William Binder(4)       5,500(5)        *               5,500
par value
$.001 per share

Common Stock,   Howard Schwartz(4)      4,000(5)        *               4,000
par value
$.001 per share

Common Stock,   Steven Finkelstein (4)  2,000(5)        *               2,000
par value
$.001 per share

Common Stock,    Robert Neff(4)         15,000(5)       *               15,000
par value
$.001 per share










                                                 Shares Owned
                                              Beneficially After
                                                 the Offering
                   Name and                Number                   Percentage
Title of           Address of              of                       of Total
Class              Beneficial Owner        Shares                   Shares

Common Stock,      Edward Larkin(3)        - 0 -                      0%
par value
$.001 per share

Common Stock,      Rike Wooten(3)          - 0-                       0%
par value
$.001 per share


Common Stock,       Barclay Investments,   - 0 -                      0%
par value            Inc.(3)
$.001 per share

Common Stock,       Greenbridge Management - 0 -                      0%
par value	 Corp(4)
$.001 per share

Common Stock,       John Margiotta(4)      - 0 -                      0%
par value
$.001 per share

Common Stock,       William Binder(4)      - 0 -                      0%
par value
$.001 per share

Common Stock,       Howard  Schwartz(4)    - 0 -                      0%
par value
$.001 per share

Common Stock,       Steven Finkelstein (4) - 0 -                      0%
par value
$.001 per share

Common Stock,       Robert Neff(4)         - 0 -                      0%
par value
$.001 per share



(1) Messrs. Belfort and Porush may be deemed beneficial owners of all the shares of Common Stock held by C.G. Holdings of New York, Inc. because Messrs. Belfort and Porush control C.G. Holdings of New York, Inc.

(2) The 981,206 shares of Common Stock held by C.G. Holdings of New York, Inc. are subject to a voting trust pursuant to which the Board of Directors of the Company is the sole voting trustee. The Board of Directors of the Company is deemed a beneficial owner of the shares of solely by virtue of the voting trust. The Board of Directors only has voting power over the shares and no dispositional power or pecuniary interest. The shares of Common Stock to be sold by the Selling Stockholder will be released from the voting trust upon public sale. The individual members of the Company's Board of Directors disclaim beneficial ownership of the shares of Common Stock held by C.G. Holdings of New York, Inc. The individual board members are Ann T. Mittasch, Randolph J. Mittasch, Gilda G. Schechter, John J. Lynch and Dr. Alex Maurillo.

(3) The Beneficial Owner served as an underwriter (or if the Beneficial Owner is an individual, as an officer or employee of an underwriter) in connection with a public offering of Common Stock completed by the Company in October, 1991.

(4) The Selling Stockholder is an affiliate or registered securities representative of Greenway Capital Corp. Greenway Capital Corp. served as a financial consultant to the Company from June, 1992 to February, 1993.

(5) The Selling Stockholder holds presently exercisable Warrants to purchase the number of shares of Common Stock set forth opposite his name and accordingly is deemed the beneficial ownership of such underlying shares of Common Stock pursuant to Rule 13d-3 under the Security Exchange Act of 1934, as amended.

* Less than 1% of the issued and outstanding shares of Common Stock of the Company.

                                PLAN OF DISTRIBUTION

  The Selling Stockholders intend to publicly sell their securities offered hereby on a continuous basis at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. It is anticipated that underwriters will not be used in connection with the shares of Common Stock to be offered by Selling Stockholders. The Company is not aware of any agreement, arrangement or understanding entered into by the Selling Stockholders with any other broker-dealers or the Company prior to the date of this Prospectus with respect to its securities of the Company covered by this Prospectus.

  If the Selling Stockholders sell any of their securities offered hereby through a broker-dealer, it is anticipated that the broker-dealer shall only receive its customary and ordinary brokerage commission for the transaction.

Expenses of this Offering

  All of the expenses of this offering, which are estimated at $10,000, are payable by the Company.

No Escrow Arrangements

	   is no arrangement to have funds received by the Company placed in any escrow, trust or similar account or arrangement.


                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents and information filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K and Amendment No.1 thereto on Form 10-K/A for the fiscal year ended December 31, 1994.

  (b)  Quarterly Report on Form 10-Q for the quarter ended March 31,
1995.

  (c)  Form 10-C dated March 6, 1995.

  (d) The description of the Company's Common Stock which is contained in the Company's Form 8-A dated June 7, 1989 as filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                TRANSFER AGENT

  The transfer agent for the Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                                 LEGAL MATTERS

  Kaufman Goldstein Gartner & Taub, P.C., 342 Madison Avenue, New York,
New York 10173 has acted as counsel for the Company in connection with this prospectus.

                             MATERIAL CHANGES

  The Company's Current Report on Form 8-K dated May 19, 1994 as filed with the Securities Exchange Commission which reports the acquisition by the Company of Advanced Care Associates, Inc. and affiliates is incorporated herein by reference.

                                   INDEMNIFICATION

  The Company's certificate of incorporation provides that to the fullest extent permitted under the General Business Corporation Law ("GCL") of the State of Delaware, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's by-laws provide that the Company's officers and directors will be indemnified to the fullest extent permitted by GCL.

  Section 145 of GCL contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful).

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

  The following is a list of the estimated expenses to be incurred by the Company in connection with the registration of the securities hereby. The Company will bear all registration expenses, and no part of these expenses are to be borne by the Selling Stockholders. The Company will not bear any brokerage commissions to be paid by the Selling Stockholders in connection with the sale of securities.

Registration Fee                               $  100.00
Printing and Engraving                         $  500.00
Accountants' fees and expense                  $  500.00
Blue Sky filing fees and expenses              $  - 0 -
Legal fees and expenses                        $  5,000
Transfer Agent's Fees and Expenses             $  - 0 -

Miscellaneous                                  $  900.00
    Total                                      $7,000.00

Item 15. Indemnification of Directors and Officers

  The Delaware General Corporation Law permits indemnification by the
Company of any director, officer, employee or agent of the Company or person who is serving at the Company's request as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The Company also has the power to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification can be made with regard to any claim, issue or matter as to which performance of his duty to the Company unless and only to the extent that the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case, upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

  The Company's Certificate of Incorporation provides as follows:

  "No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify."

  The By-laws of the Company provides as follows:

                    Indemnification of Officers and Directors

  The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware Business Corporation Law.

  The Company also maintains directors and officers' liability insurance covering certain liabilities of directors and officers of the Company, including violations of the 1933 Act and the Exchange Act.

Item 16. Exhibits

Exhibit No.         Description of Exhibit

   4. Form of Common Stock (included as an exhibit to the Company's Registration Statement on Form S-18 filed with Securities Commission or post-effective amendments thereto (Registration No. 33-27840-NY), which exhibit is incorporated herein by reference).

  5.                Opinion of Kaufman Goldstein Gartner & Taub, P.C.*

  23.               (a) Consent of Deloitte & Touche LLP, certified public
                        accountants*



_____________

* To be filed by pre-effective amendment.

                    (b) Consent of Geschwind, Davidson & Co., certified public accountants.*

                    (c) Consent of Kaufman Goldstein Gartner & Taub, P.C.
                        (contained in the opinion).*

Item 17:  Undertakings.

          (a)  The Company hereby undertakes:

               (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to an initial bona-fide offering thereof.

               (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.


_____________
* To be filed by pre-effective amendment.

	(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on June 22, 1995.

                                               THE CARE GROUP, INC.


                                           By: /s/ Ann T. Mittasch
                                           Ann T. Mittasch, President
                                           and Chairman

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:             June 22, 1995           /s/ Ann T. Mittasch
                                          Ann T. Mittasch, Chairman
                                          and President


Date:            June 22, 1995           /s/ Gilda G. Schechter
                                         Gilda G. Schechter, Executive
                                         Vice President and a Director


Date:            June 22, 1995          /s/ Randolph J. Mittasch
                                        Randolph J. Mittasch, Secretary,
                                        Treasurer and Director


Date:            June 22, 1995          /s/ Dr. Alex Maurillo
                                        Dr. Alex Maurillo, Director


Date:            June 22, 1995          /s/ John J. Lynch
                                        John J. Lynch, Director


Date:            June 22, 1995          /s/ Pat H. Celli
                                        Pat H. Celli, Chief Financial Officer,
                                        Assistant Secretary, Assistant
                                        Treasurer (Principal
                                        Financial and Accounting Officer)






                                            -23-